SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2014

HIGHWOODS PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
(Address of principal executive offices, zip code)

Registrants' telephone number, including area code: (919) 872-4924

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Mark F. Mulhern, 54, has succeeded Terry L. Stevens, 66, as the Company’s Senior Vice President and Chief Financial Officer.

Mr. Mulhern’s annual base salary is $390,000. Like other executive officers, Mr. Mulhern is eligible to participate in our annual non-equity incentive program for 2014 pursuant to which he is eligible to earn cash payments based on a percentage of his annual base salary (which will be pro rated for his actual period of employment in 2014). Under this component of our executive compensation program, officers are eligible to earn additional cash compensation to the extent specific performance-based metrics are achieved during the most recently completed year. The position held by each officer has a target annual incentive percentage. For 2014, the target annual incentive percentage is 90% for Mr. Mulhern. Mr. Mulhern is also eligible to earn a one-time transition payment of $70,000, which would be paid at the same time as any payment under our annual non-equity incentive program for 2014.

Our compensation and governance committee authorizes a mix of stock options and restricted stock awards to our executive officers valued on the grant date at amounts generally ranging in the aggregate from 150% to 295% of their annual base salary depending upon position within our company. The mix consists of 20% in stock options, 40% in time-based restricted stock and 40% in total return-based restricted stock. The percentage amount is 180% for our chief financial officer. To that end, on September 29, 2014, Mr. Mulhern was granted 7,175 shares of time-based restricted stock, 7,175 shares of total return-based restricted stock and 24,249 stock options with an exercise price of $39.20 per share.

On September 29, 2014, we also entered into a change in control agreement with Mr. Mulhern on terms substantially similar to the change in control agreements we have in effect with our other executive officers.

For additional information regarding our executive compensation program, please see the section entitled “Compensation of Named Executives” in the Company’s Proxy Statement filed in connection with our annual meeting of stockholders held on May 30, 2014.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

No.    Description

10.1*	Executive Supplemental Employment Agreement, dated as of September 29, 2014, between the Company and Mark F. Mulhern
_____________
* Represents management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

Dated: October 1, 2014